                                                                      Exhibit 11



[LETTERHEAD OF JOHN HANCOCK LIFE INSURANCE COMPANY]

                                                              September 26, 2002

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     John Hancock Variable Life Account UV
     File Nos. 333-42378 and 811-7766

Commissioners:

     This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 4 under the Securities Act of 1933 on the Form S-6 Registration Statement of John Hancock Variable Life Account UV as required by Rule 485 under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) to Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.


                                                  Very truly yours,

                                                  /s/ RONALD J. BOCAGE
                                                  --------------------------
                                                      Ronald J. Bocage
                                                      Vice President and Counsel